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                                                                   Exhibit 10.16


                     AGREEMENT dated as of October 14, 1999, among CRIMINAL
                  INVESTIGATIVE TECHNOLOGY, INC., a Delaware corporation (the "MINORITY HOLDER"), ANTEON CORPORATION, a Virginia corporation (the "BORROWER") and MELLON BANK, N.A., a national banking association, ("MELLON") as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Secured Parties (as defined in the Credit Agreement referred to below).

     Reference is made to (a) the Credit Agreement dated as of June 23, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the lenders from time to time party thereto (the "LENDERS"), Credit Suisse First Boston, as administrative agent for the Lenders, and as issuing bank, Mellon, as Collateral Agent, swingline lender and syndication agent, and Deutsche Bank AG, New York Branch, as documentation agent, (b) the Subsidiary Guarantee Agreement dated as of June 23, 1999 (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE AGREEMENT"), among the Subsidiaries of the Borrower party thereto (the "GUARANTORS") and the Collateral Agent, and (c) the Security Agreement dated as of June 23, 1999 (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"), among the Borrower, certain of the Guarantors (together with the Borrower, the "GRANTORS") and the Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Lenders have made, and have agreed to make, Loans to the Borrower, and the Issuing Bank has issued, and has agreed to issue, Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed such Loans and the other Obligations (as defined in the Guarantee Agreement) of the Borrower under the Credit Agreement pursuant to the Guarantee Agreement and the Grantors have granted Liens on and security interests in certain of their assets to secure such guarantees pursuant to the Security Agreement and the other Security Documents.

     The Borrower has agreed to acquire (the "ACQUISITION"), directly or indirectly, not less than 80% of the issued and outstanding Equity Interests of Anteon-CITI LLC, a Delaware limited liability company (the "COMPANY"). Immediately following the Acquisition, the Minority Holder will own Equity Interests (the "MINORITY EQUITY INTERESTS") representing 2% of the issued and outstanding Equity Interests of the Company. Pursuant to the Credit
Agreement, the Borrower may not consummate the Acquisition unless, among other things,


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the Minority Holder executes and delivers to the Collateral Agent an agreement in the form hereof.

     Accordingly, the Minority Holder agrees, for the benefit of the Collateral Agent, the Secured Parties and the Borrower, as follows:

     SECTION 1. ACKNOWLEDGMENT. The Minority Holder acknowledges that the Company and some or all of its direct and indirect subsidiaries may become a party to, and be bound to perform under, the Guarantee Agreement as Guarantors, the Security Agreement as Grantors and any other Security Document required to be executed and delivered by the Company and such subsidiaries pursuant to the foregoing or pursuant to the provisions of
Section 5.12 of the Credit Agreement.

     SECTION 2. CONSENT AND AGREEMENT. The Minority Holder consents to the foregoing and agrees that it will not take any action that would have the effect of restraining or interfering with the assertion by the Collateral Agent or any other Secured Party of any claims, or the exercise by the Collateral Agent or any other Secured Party of any rights that any of them may at any time have, against the Company, any of its direct or indirect subsidiaries or any of their respective assets, pursuant to or in connection with the Guarantee Agreement, any Security Document or any other Loan Document.

     SECTION 3. TRANSFER, ETC. The Minority Holder further agrees that it will not sell, transfer, pledge or encumber the Minority Equity Interest owned by it except (a) as permitted by the Company's limited liability company agreement and (b) to a person that shall have delivered to the Collateral Agent an agreement substantially in the form hereof with respect to such Minority Equity Interest.

     SECTION 4. WAIVER. The Minority Holder acknowledges that the Company will receive substantial benefit from the credit facilities provided under the Credit Agreement and, to the extent it may lawfully do so, waives any and all claims, at law or in equity, that it may have against the Borrower, the Company, their respective Affiliates and their respective officers, directors and controlling persons arising from or as a result of the transactions contemplated by the Loan Documents to which the Company and its subsidiaries may become a party.

     SECTION 5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 6. NO WAIVER; AMENDMENT. (a) No failure on the part of the Collateral Agent or the Borrower to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent or the Borrower preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are


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cumulative and are not exclusive of any other remedies provided by law. Neither of the Collateral Agent nor the Borrower shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Minority Holder, the Borrower and the Collateral Agent, with the prior written consent of the Required Lenders.

     SECTION 7. NOTICES. All communications and notices hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

          (a) if to the Borrower, to it at 3211 Jermantown Road, Suite 700, Fairfax, Virginia 22030-2801, Attention of Curtis L. Schehr, Esq. (Fax No. (703) 246-0557), with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, Attention of Carl L. Reisner, Esq. (Fax No. (212) 757-3990);

          (b) if to the Collateral Agent, to Mellon Bank, N.A., 1901 Research Blvd., Room 201-0320, 6th Floor, Rockville, MD 20850, Attention of Leslie Grizzard (Fax No. (301) 309-3458), with a copy to Credit Suisse First Boston, at Eleven Madison Avenue, New York, New York 10010, Attention of Matthew Carter (Fax No. (212) 325-8304); and

          (c) if to the Minority Holder, to Robert Fratarcangelo, Criminal Investigative Technology, Inc., 10852 Oakcrest Court, Fairfax, VA 22030 (Fax No. (703) 352-0937.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7. Any party may change its address for Notices by giving notice of such change to each party in accordance with this Section 7.

     SECTION 8. BINDING AGREEMENT; ASSIGNMENTS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.


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     SECTION 9. SURVIVAL OF AGREEMENT; SEVERABILITY. (a) All covenants and agreements made by the Minority Holder shall be considered to have been relied upon by the Collateral Agent, the other Secured Parties and the Borrower and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, and shall continue in full force and effect.

     (b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 10. COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by fax trammission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     SECTION 11. RULES OF INTERPRETATION. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

                                       CRIMINAL INVESTIGATE TECHNOLOGY, INC.

                                       by:  /s/ Robert Fratarcangelo
                                          -------------------------------
                                           Name: Robert Fratarcangelo
                                           Title: President

                                       ANTEON CORPORATION

                                       by: /s/ Carlton B. Crenshaw
                                          -------------------------------
                                          Name: Carlton B. Crenshaw
                                          Title: SR. V.P. Finance and Admin.

                                       MELLON BANK, N.A., as
                                       Collateral Agent,

                                       by: /s/ Leslie A. Grizzard
                                          ------------------------------
                                          Name: Leslie A. Grizzard
                                          Title: Vice President